                                                                    EXHIBIT 99.2

COMPAQ AND CNT CONFIDENTIAL

                                TRADEMARK LICENSE


For valuable consideration (see Exhibit A), Computer Network Technology Corporation. ("CNT") hereby grants Compaq Computer Corporation ("Compaq") an exclusive, fully paid-up, non-royalty bearing, world-wide, unrestricted license to use and display the following CNT trademark (the "Licensed Work") in those countries in which it has registrations, statutory or common law rights pertaining to the same for the purposes specified below:

     CNT's trademark "SANWORKS" in accordance with Compaq's own rules and guidelines for the use and display of its logo and trademark, brand names and sub-brands.

Compaq is permitted to use the Licensed Work for any purpose. However, until issuance of trademark registration and assignment to Compaq is complete, CNT reserves the right to review the use of the trademark as pertains to product branding, publicity, marketing collateral and quality of the goods sold under the Licensed Work for the purposes of assuring reasonable standards are being met to maintain the value of the mark. Compaq agrees to cooperate in all such reviews. Compaq, however, promises that it will not use "CNT" or "Computer Network Technology" in direct association with any of its public uses of the "SANWORKS" trademark or branding initiatives.

In furtherance of this Trademark License Agreement, CNT also agrees to abandon its prosecution of trademark registration of the mark "CNT SANWORKS" and agrees not to pursue such trademark registration in the future.

LICENSED WORK IS LICENSED "AS IS." CNT MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO LICENSED WORK, AND CNT EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NON-INFRINGEMENT, VALIDITY OF REGISTRATIONS OUTSIDE THE UNITED STATES AND THE UNITED KINGDOM, AND TITLE.

CNT agrees to provide reasonable assistance to Compaq for the protection of Compaq's interests in the mark.

CNT agrees to promptly grant to Compaq the power of attorney and other rights required to prosecute the License Work in the U. S. Patent and Trademark Office, and in any other country where CNT has filed for trademark registration of the Licensed Work. Compaq agrees to pay all governmental fees associated with such prosecution, and holds CNT harmless for any affect on the validity of trademark registrations in the U.S. and the United Kingdom caused by actions taken by or for Compaq under this power of attorney.

Upon issuance of a trademark registration by the United States Patent and Trademark Office or the registration of the Licensed Work in any other country, CNT agrees to notify Compaq of such registration(s) and CNT agrees to promptly assign all rights, title, and interest in the Licensed Work, all registrations and applications for registrations of the Licensed Work, and the goodwill appurtenant thereto, to Compaq.

All goodwill arising out of Compaq's use of Licensed Work under this license inures to the benefit of CNT. After the obligation to assign such rights arises under the preceding paragraph, CNT shall take whatever measures are necessary to effect any assignment of such rights that may be requested by Compaq. CNT agrees not to use or attempt to register any trademarks or trade names which are confusingly similar to Compaq's Licensed Work (except that this Agreement shall not lessen or otherwise affect CNT's rights to use and protect the "CNT" and "Computer Network Technology" trademarks) and agrees not to dispute the validity of Compaq's claims in such trademarks or trade names. No other license of any kind under any intellectual property, including Licensed Work, is granted hereunder except as expressly set forth herein. This Agreement shall not be construed to grant any rights by implication, estopple or any other similar legal theory under any circumstance. The term of this Agreement shall extend from signature by both parties below until the termination of this Agreement pursuant to its terms. The validity, construction and performance of this Agreement shall be governed by the substantive law of the State of Texas without regard to the conflicts of law provisions thereof.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one agreement between the parties and each of which shall be deemed an original.

The parties have caused this Agreement to be executed by their duly authorized representatives.


COMPAQ COMPUTER CORPORATION              COMPUTER NETWORK TECHNOLOGY CORPORATION



By:    /s/ Howard D. Elias               By:    /s/ Mark R. Knittel
   -------------------------------          ----------------------------------
Name:  Howard D. Elias                   Name:  Mark R. Knittel
     -----------------------------            --------------------------------
Title: Vice President and General        Title: Vice President of Marketing
       Manager Storage Products                -------------------------------
       Division
      ----------------------------
Date:  October 8, 1999                      Date:  October 8, 1999
     -----------------------------               -----------------------------

                                    EXHIBIT A

            Compaq's Obligations as Consideration to CNT for Grant of
                                Trademark License


For the Grant of Trademark License to the trademark "SANWORKS" , Computer Network Technology Corporation expects to benefit from, and Compaq Computer Corporation pledges to fulfill, the following business obligations:

I.
a)Compaq (Storage Products Division) will reimburse CNT for expenses to-date associated with the filing for trademark registration for the trademarks "SANWORKS" and "CNT SANWORKS," and for the additional expenses associated with filing for trademark registrations for an alternate trademark, by a fixed fee payment of two hundred and fifty thousand dollars ($250,000), payable within ninety days of the effective date of this agreement.
b)Compaq (Storage Products Division) will increase its current engineering order for units of CNT's "Open Systems Gateway" ("OSG") FibreChannel-to-ATM product from four (4) to sixteen (16) units, for CNT shipment no sooner than September 30, 1999, at current pricing for engineering units.
c)Compaq will order from CNT a combination of products with a cumulative revenue value to CNT of at least eleven million dollars ($11,000,000). Orders for OSG Product Family (of which the FibreChannel-to-ATM OSG is the first member; other successor, supplemental and derivative members are anticipated) must total at least eight million dollars ($8,000,000). Such orders to be placed upon CNT for delivery by the end of calendar year 2000 (December 31, 2000) (Term of Obligation).

II.
The obligation detailed in I.c). above is incurred by Compaq upon its notice to CNT that the FibreChannel-to-ATM OSG is certified as a result of the successful exit of the Data Replication Manager solution over an ATM link (i.e. Compaq's "Breckenridge Program") from the Solution (or System) Verification Test, attached to Project Statement No. 2 to the Alliance Agreement No. 98-117 between CNT and Compaq which is a requirement for the announcement of the general commercial availability of its Data Replication Manager solution over an ATM link. Compaq's fulfillment of this obligation is contingent upon CNT continuing to offer OSG Family products at best OEM prices throughout the Term of Obligation.

III.
A. In the event that: a. Compaq has not announced the general availability of the Data Replication Manager solution over an ATM link (or any other solution that employs an OSG Family product) during the Term of Obligation; or b. Compaq, in its normal procurement activity, has not ordered the full amount of the revenue obligation noted in I. c). above by the conclusion of the term of this obligation, the following options shall apply to Compaq:

B. Prior to the end of the Term of Obligation, Compaq will place orders for OSG family products to meet a minimum threshold obligation value of $4,000,000 and a combination of the following options to meet its $11,000,000 obligation:

     i) Place additional orders of CNT products to meet the $11,000,000 total obligation, or;

     ii) Pay cash equal to 50% of the balance of its obligation between $4,000,001 and $8,000,000 and pay cash equal to 20% of the balance between $8,000,001 and $11,000,000.

Any of these end-of-obligation-term options will have a 90 day payment or delivery fulfillment period.

IV.
Compaq and CNT agree to review each quarter the purchases and forecasts with respect to the revenue commitment of the Term of Obligation and negotiate a higher purchase price for OSG Family Products for the next quarter's purchases. Under this provision, the cumulative amount of additional expenditure in purchased material at the higher price versus the best OEM discount (52%) shall directly off-set the balance remaining in the minimum purchase requirement, if any, and the remainder of the cash payment Option b), above, as determined at the end of Term of Obligation settlement, if one is required.

V.
Change in Business Conditions during the Term of Obligation: If Compaq's performance is handicapped by a Force Majeure condition of greater than 30 days duration or by an adverse Change of Control affecting Compaq's Storage Products Division's ability to execute its Plan involving this technology, then Compaq's remaining obligations at the end of the Term or upon notice of Change of Business Conditions is to fully compensate CNT for its existing inventory, work in process and unavoidable cancellation charges with its suppliers.

VI.
If there is an unexpected Shift in Market Conditions beyond Compaq's reasonable ability to influence, then Compaq's remaining obligations at the end of the Term of Obligation shall be as stated below. A Shift in Market Conditions shall be interpreted with reference to the Gartner Group Advisory, dated May 1999, for Storage Infrastructure Product Forecasts, which is attached. The data replication market segment is forecast to grow from approximately $557.2 Million in 1999 to approximately $729.4 Million in calendar year 2000. For the purposes of this Agreement, the actual volume in the data replication segment as reported by the Gartner Group Advisory in their first report publishing actual volumes for this market segment for the year 2000, will be used to determine if there is sufficient evidence to substantiate a claim of shift in Market Conditions. Then, depending on the amount of shift, the following changes in Compaq's obligations shall apply:

     a) If the actual volume is greater than 80% of the forecasted volume, then there is no change in Compaq's commitments.

     b) If the actual volume if between 50% and 80% of the forecasted volume, then Compaq's liability in section III. B. ii) shall be changed to reduce the minimum threshold from $4,000,000 to $2,000,000 and the cash option is reduced to pay cash equal to 12.5% (twelve and one half percent) of the balance of its obligation between $2,000,001 and $8,000,000 and pay cash equal to 10% (ten percent) of the balance between $8,000,001 and $11,000,000.

     c) If the actual volume is less than 50% of the forecasted volume, then there is no minimum volume requirement and Compaq's liability to CNT is limited to fully compensate CNT for its existing inventory, work in process and unavoidable cancellation charges with its suppliers.



COMPAQ COMPUTER CORPORATION              COMPUTER NETWORK
                                         TECHNOLOGY CORPORATION

By: /s/ Howard D. Elias                  By: /s/ Mark R. Knitte
   ----------------------------             -----------------------------